UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2018

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On January 30, 2018, New Mountain Finance Corporation (the “Company”) entered into a second supplement (the “Supplement”) to its Amended and Restated Note Purchase Agreement dated September 30, 2016 (the “Note Purchase Agreement”). Pursuant to the Supplement, on January 30, 2018, the Company issued to certain institutional investors identified therein, in a private placement, $90,000,000 in aggregate principal amount of 4.87% Series 2018A Senior Notes due January 30, 2023 (the “Notes”) as an additional series of notes under the Note Purchase Agreement. Except as set forth in the Supplement, the Notes have the same terms as the $90,000,000 in aggregate principal amount of the 5.313% Senior Notes due May 15, 2021 and the $55,000,000 in aggregate principal amount of the 4.76% Series 2017A Senior Notes due July 15, 2022 (collectively, the “Prior Notes”) that the Company previously issued pursuant to the Note Purchase Agreement and the first supplement thereto, respectively.

The Notes will rank equal in priority with the Company’s other unsecured indebtedness, including the Prior Notes.  Interest on the Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2018.  This interest rate is subject to increase in the event that: (i) subject to certain exceptions, the Notes or the Company cease to have an investment grade rating or (ii) the aggregate amount of the Company’s unsecured debt falls below $150,000,000.  In each such event, the Company also has the option to offer to prepay the Notes at par, in which case the holders of the Notes who accept the offer would not receive the increased interest rate. In addition, the Company is obligated to offer to prepay the Notes at par if the Company’s investment adviser, New Mountain Finance Adviser BDC, L.L.C. (the “Investment Adviser”), or an affiliate thereof, ceases to be the Company’s investment adviser or if certain change in control events occur with respect to the Investment Adviser. The Note Purchase Agreement also contains customary terms and conditions for unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a business development company under the Investment Company Act of 1940, as amended, and a regulated investment company under the Subchapter M of the Internal Revenue Code of 1986, as

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amended, minimum stockholders’ equity, minimum asset coverage ratio, and prohibitions on certain fundamental changes at the Company or any subsidiary guarantor, as well as customary events of default with customary cure and notice, including, without limitation, nonpayment, misrepresentation in a material respect, breach of covenant, cross-default under other indebtedness of the Company or certain significant subsidiaries, certain judgments and orders, and certain events of bankruptcy.

The description above is only a summary of the material provisions of the Supplement and is qualified in its entirety by reference to the copy of the Supplement which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

The Company issued a press release on January 31, 2018 to announce the issuance of the Notes, a copy of which is attached hereto as Exhibit 99.1.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.

10.1	Second Supplement to Amended and Restated Note Purchase Agreement, dated January 30, 2018, by and between New Mountain Finance Corporation and the purchasers party thereto.

99.1	Press Release, dated February 5, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: February 5, 2018	By:	/s/ Karrie J. Jerry
Name: Karrie J. Jerry
Title: Corporate Secretary

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